UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2024

CompoSecure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39687	85-2749902
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Pierce Street Somerset, New Jersey	08873
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 518-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	CMPO	Nasdaq Global Market

Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock	CMPOW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2024, the Board of Directors (the “Board”) of CompoSecure, Inc. (the “Company”) appointed Dr. Krisha Mikkilineni to fill the vacancy created by the previously announced retirement of Niloofar Razi Howe. Dr. Mikkilineni will hold office as a Class III director for a term expiring at the Company’s annual meeting of stockholders to be held in 2027, and will also serve on the Compensation Committee of the Board.

Dr. Mikkilineni currently serves as General Partner of StartupXseed, a deep tech venture fund, and as Co-Founder of The GAIN, a startup accelerator, roles he has held since 2019 and in which he has been instrumental in funding and growing 30 technology-driven startup companies. Prior to May 2019, Dr. Mikkilineni served in various roles of increasing seniority at Honeywell International, Inc. for over 33 years, including as global Chief Technology Officer, a role he held for nine years, and as global Chief Information Officer, a role he held for six years. Dr. Mikkilineni received his Ph.D in electrical and computer engineering from the University of Florida.

In connection with his appointment to the Board, Dr. Mikkilineni will receive, pursuant to the Second Amended and Restated CompoSecure, Inc. Non-Employee Director Compensation Policy and the CompoSecure, Inc. 2021 Equity Incentive Plan, a sign-on equity award in the form of stock options with a grant date value of approximately $200,000 and a prorated annual award in the form of stock options with a grant date fair value of approximately $125,000, each of which will vest over a four-year period starting on the date of the commencement of his Board service. Additionally, in connection with his appointment, the Company and Dr. Mikkilineni will enter into a customary indemnification agreement in the same form provided to other directors of the Company.

On October 21, 2024, the Company issued a press release announcing the appointment of Dr. Mikkilineni to the Board, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of the Company, dated October 21, 2024
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPOSECURE, INC.

Date: October 21, 2024	By:	/s/ Steven J. Feder
Steven J. Feder
General Counsel & Corporate Secretary